AMENDMENT NO. 2 TO AGREEMENT

This AMENDMENT NO. 2, effective as of this __th day of December, 2007, is made to that certain agreement dated January 23, 2007, as amended by Amendment No. 1 on June 30, 2007 (“Agreement”) by and between Kwong Kai Shun (Hong Kong Identity Card Number C377425(0)), an individual (“Kwong”), and certain purchasers (each an “Investor” and together the “Investors”) of the Series A Convertible Preferred Stock (the “Series A Stock”) of ASIA TIME CORPORATION (f/k/a SRKP 9, Inc.), a Delaware corporation (the “Company”), sold in that certain private placement (“Private Placement”) conducted by the Company. Terms not defined in this Amendment shall have such meanings as set forth in the Agreement.

RECITALS

WHEREAS, each of the undersigned Investors in the Private Placement and Kwong entered into the Agreement providing the Investors with certain rights to have their Series A Stock repurchased by Kwong under certain circumstances as set forth in the Agreement; and

WHEREAS, each of the undersigned Investors and Kwong desire to amend the Agreement as set forth below.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree amend the Agreement as follow:

1.	Section 2(d) is added to Section 2, as follows:

Notwithstanding anything in this Section 2, the 2007 Net Income shall be determined in accordance with US GAAP as set forth in the Company’s audited financial statements for the year ending December 31, 2007 except that (i) any and all non-cash charges and expenses related to, or arising out of, the convertible bonds and warrants sold by the Company to ABN AMRO Bank N.V. in November 2007 and (ii) any and all charges and expenses related to the Private Placement of the Series A Stock and the reverse takeover that occurred in January 2007 shall be added back to US GAAP net income figures for the purposes of calculating the 2007 Net Income under this Agreement.

2.	Section 3(a) of the Agreement is hereby amended and restated as follows:

“Triggering Event” means the Common Stock shall fail to be listed for trading on a Trading Market on or before March 31, 2008.

3.	Except as amended herein, the Agreement shall remain in full force and effect.

4.    This Amendment may be executed in any number of facsimile counterparts, each of which shall be an original, but which together constitute one and the same instrument.

5.    All the provisions of “Section 4. Miscellaneous” of the Agreement are herein incorporated by this reference, including, but not limited to, the sections regarding governing law.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

KWONG

By:	/s/ Kwong Kai Shun
Kwong Kai Shun
(Hong Kong Identity Card Number C377425(0))
Room 1601-1604, 16/F., CRE Centre
889 Cheung Sha Wan Road, Kowloon, Hong Kong

Address:
Telephone:
Facsimile:

[KWONG SIGNATURE PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

INVESTORS

Address:

Telephone:
Facsimile:

[INVESTOR SIGNATURE PAGE]